APPENDIX A

                                    Annual Fee               Annual Fee
                                    prior to con-            after con-
                                    version to a             version to a
                                    Two-Tiered               Two-Tiered
                                    Mutual Fund              Mutual Fund
NAME OF FUND                        Structure                Structure

The 59 Wall Street
Small Company Fund                  0.15%                              0.125%

The 59 Wall Street
Pacific Basin
Equity Fund                         0.15%                              0.125%

The 59 Wall Street
European Equity
Fund                                0.15%                              0.125%

The 59 Wall Street
U.S. Equity Fund                    0.15%                              0.125%

The 59 Wall Street
Inflation-Indexed
Securities Fund                     0.10%                              0.07%

The 59 Wall Street
International Equity
Fund1                               N/A                                0.125%

The 59 Wall Street
Emerging Markets Equity
Fund2                               N/A                                0.125%

The 59 Wall Street
Mid-Cap Fund3                       N/A                                0.125%

The 59 Wall Street
Tax-Efficient
Equity Fund4                       0.15%                               0.125%


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1Added August 23, 1994.
2Added February 18, 1997.
3Added August 19, 1997.
4Added August 11, 1998.